UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

iDcentrix, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51263	20-4650531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Rosecrans Avenue, Suite 4240 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 414-2675

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b) On March 10, 2008, the Audit Committee of the Board of Directors of the Registrant engaged Weinberg & Company, P.A. (“Weinberg”) as the Registrant’s new independent registered public accounting firm.

During the fiscal years ending January 31, 2006 and January 31, 2007 and through March 10, 2008, neither the Registrant nor anyone on its behalf consulted with Weinberg regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

As disclosed in its Current Report on Form 8-K, filed on February 6, 2008, the Registrant (then known as Sterling Gold Corp.) consummated, on January 31, 2008, the transactions contemplated by a Share Exchange Agreement, dated January 16, 2008 (the “Share Exchange Agreement”), by and among the Registrant and IDCentrix, Inc., a Delaware corporation (now known as IDCX Co. “IDCX”). In connection with the consummation of the Share Exchange Agreement, IDCX became a wholly-owned subsidiary of the Registrant and the then directors and executive officers of IDCX were appointed as the directors and executive officers of the Registrant. Weinberg had served as the independent registered public accounting firm for IDCX prior to consummation of the Share Exchange Agreement and the directors and executive officers of IDCX consulted with Weinberg from time to time in the ordinary course of business with respect to the affairs of IDCX. As disclosed above, however, none of such consultations related to the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iDcentrix, Inc.
Date: March 14, 2008	By:	/s/ Francine Dubois
Francine Dubois
Chief Executive Officer